UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2021

RW Holdings NNN REIT, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-55776	47-4156046
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

120 Newport Center Drive
Newport Beach, California	92660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 742-4862

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01.	Other Events.

Video Update

On January 19, 2021, Aaron Halfacre, the Chief Executive Officer of RW Holdings NNN REIT, Inc. (the “Company”), issued a video update which was emailed to investors, the transcript of which is attached hereto as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 8.01 disclosure.

Press Release

On January 20, 2021, the Company issued a press release, RW Holdings NNN REIT, Inc. to Become Modiv Inc., a copy of which is attached hereto as Exhibit 99.2 and is incorporated herein solely for purposes of this Item 8.01 disclosure.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

99.1    Transcript of Video Update from the CEO: Your questions answered

99.2    RW Holdings NNN REIT, Inc. press release dated January 20, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RW HOLDINGS NNN REIT, INC. (Registrant)

By:	/s/ RAYMOND J. PACINI
	Name:	Raymond J. Pacini
	Title:	Chief Financial Officer

Date: January 20, 2021

Exhibit 99.1

Transcript of Video Update from the CEO: Your questions answered

Dear Fellow Investor,

As a follow-up to the New Year Update sent on January 4, I am excited to share our first video presentation to provide greater detail regarding several of the most common questions we received in response to our update email...as well as to introduce the new name for our Company.

As you watch the video, you will see why we are optimistic about 2021 and the future of our Company. Our focus on you, the investor, as well as our continued commitment to innovation within the real estate crowdfunding space, and ongoing discipline of acquiring income-producing real estate assets, has us well positioned for long-term growth and success.

I have addressed the topics outlined below and I encourage you to watch the entire video to gain a full understanding of the activities, efforts and progress that are being made.

•Determination and timing of the next NAV
•How the 13th dividend works
•Impact of the 1:3 reverse stock split
•The company’s new name

As I note in the video, I believe we will deliver in the months and years ahead the results that will merit your confidence in us. Thank you for your investment and your ongoing support.

Modivated

/s/ AARON S. HALFACRE

Aaron S. Halfacre
Chief Executive Officer
RW Holdings NNN REIT, Inc

Forward-Looking Statements

Certain statements in this video presentation from our principal executive officer, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934.

We intend for all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act, Section 21E of the Exchange Act and other applicable law. Such statements include, in particular, statements about recoveries in the commercial real estate market, impacts on future NAV determinations, tenant lease renewals, future property acquisitions and rental revenue, future property sales, future dividend distributions, industry consolidation and potential real estate-related investments, and new real estate investment products and are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated.

Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “can,” “will,” “would,” “could,” “should,” “plan,” “potential,” “project,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words.

These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements that were true at the time may ultimately prove to be incorrect or false. We caution viewers not to place undue reliance on forward-looking statements, which reflect our management’s view only as of the date of this video.

We make no representation or warranty, express or implied, about the accuracy of any such forward-looking statements contained hereunder. Except as otherwise required by federal securities laws, we undertake no obligation to update or revise any forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, whether as a result of new information, future events or otherwise.

Aaron Halfacre:

Ladies, Gentleman, fellow Investors…hello and welcome to our first update video. My name is Aaron Halfacre, and as the CEO of our company, I work on behalf of each of you…overseeing our real estate investments, leading our team, and spending my waking hours pursuing a greater future for our company. Today’s presentation follows our January 4th email and seeks to answer several of the questions we’ve received.

The last year could very well be described as a black swan event – extremely rare and severe in consequence. This time a year ago, we could not have predicted everything that happened. Just three weeks into 2021 it is evident that we are not yet in the clear, but we do have facts and those facts can support an upbeat outlook.

Many of you have noted the positive tone of our recent update email. I believe you may also hear optimism in my voice today. For those who know me, they can tell you that I do not see the world through rose-colored glasses. Rather, I am the grounded sort with my feet firmly planted, my mind on the data, my shoulder leaning into the work and my eyes focused on the goal horizon. Hard work and real results fuel my bullish, yet pragmatic demeanor.

On that note, let’s dive into several important questions:

The first, and most frequently asked, question is “What should I expect to happen with the NAV share price?”

Understandably, given last year’s COVID-19 related decline in our net asset value (or NAV), we all want to see the Company’s NAV share price recover. Though we are unable to provide predictions about future performance, we do understand how the NAV is determined and we know some key data points that could have a positive impact.

The determination of the NAV might feel opaque, but it’s actually a straightforward calculation. First, we start with the total estimated value of the real estate portfolio and any other balance sheet assets and then we subtract the value of any debt obligations and balance sheet liabilities, resulting in the net asset value of the company. To determine the NAV share price we take that total NAV of the company and we divide by the total number of fully-diluted shares outstanding.

For a simple example, let’s say we have $2 million in estimated asset value, $1 million in mortgage debt and 1 million shares outstanding. To calculate the NAV, we take the $2 million of assets and subtract the $1 million of debt to produce a net asset value of $1 million. To calculate the NAV per share, we divide the $1 million net asset value by the 1 million shares outstanding and we end up with a NAV per share equal to $1. To increase the NAV, you either need to increase asset value or reduce debt. Additionally, any reduction in the total number of shares outstanding is a positive for the NAV per share calculation. In our case, we have done all three – increased our asset value, reduced our debt balance and reduced our shares outstanding.

You may have just noticed that I said an estimate of value. Absent an actual sale of a property with a very specific and tangible price, the non-listed commercial real estate market relies on estimates of value. We don’t make up these estimates but rather we have hired Cushman & Wakefield, a nationally known and respected real estate services company, to act as the independent valuation agent and appraise our entire real estate portfolio. However, even the most well-informed estimates of value can differ from actual transaction results. Our recent property sales illustrate this fact quite well and highlight a positive data point.

As mentioned in our January 4th email, we sold our 24 Hour Fitness Center located in Las Vegas. We have also closed on five other property sales since our April NAV. In total, we have sold six properties with a combined excess gain of roughly $7 million. This $7 million in increased value from the sale of these six assets was not reflected in the $7 NAV share price we announced in April. Beyond uncovering more value than estimated, these transaction results suggest that the market prices could be showing signs of recovery.

We can also look to external data points that suggest that the real estate markets are beginning to recover.

As we recently announced, we have pivoted to publishing quarterly NAVs to better capture market dynamics. More frequent NAVs is an industry best practice that is also followed by several of our large non-listed REIT peers. These non-listed REITs, with their frequent NAVs, also saw their share prices decline in April of last year, just like our NAV fell. Their NAV share prices remained low throughout most of the summer but started to recover toward the end of 2020. Given that our peers also use independent valuation agents, we can reasonably infer from this data that our own forthcoming estimates of value could reflect improving fundamentals.

Though our Company has a per share NAV, it is non-listed real estate and does not trade on a stock market like listed REITs. Those REITs don’t appraise their assets and they don’t publish NAVs. However, we are able to impute implied cap rates from listed REITs and see what that signals about commercial real estate prices. As a quick reminder, a cap rate is a metric used in the commercial real estate markets to indicate the valuation or price of a real estate investment. Cap rates and property values have an inverse relationship – the higher the cap rate, the lower the implied property value and vice versa. The 2020 implied cap rates for listed REITs, similar to our own implied cap rate from last year, was lower (indicating a higher real estate value) before COVID and then jumped materially higher in April (reflecting lower real estate prices) before improving in the latter part of the year. An improving trend in cap rates suggests that real estate prices are beginning to recover. Any cap rate improvement in our portfolio would be a positive for our NAV.

Yet another positive data point relates to our lease renewals. As you will recall, when we announced the $7 NAV share price, we stated that NAV had been negatively impacted by 11 leases that were subject to renewal over the next three years. At that time, under financial market distress, cap rates for short term leases had increased materially, lowering the implied value someone would pay given the risk that a tenant might not choose to stay in their building. Well, since then, we have now successfully renewed two leases and should have another lease renewed in the next few weeks. These recent lease renewals help remove the uncertainty around those particular properties and that, in turn, improves their implied cap rates.

As I mentioned earlier, beyond increasing asset values, to improve the NAV per share we can also reduce the company’s total indebtedness or lower the total number of shares outstanding. I am pleased to tell you that we have done both. The total gross sales proceeds from our property sales were utilized to pay down $10 million in debt and also buy back $10 million worth of shares. These are both positive factors for our NAV.

Though I have just described several data points that should have a positive impact on our NAV, I do want to provide some balance to our perspective. I believe it would be unrealistic for us to expect a substantial recovery in our NAV share price right away. Though we have some wind in our sails, the world is still contending with the COVID-19 pandemic and, in turn, a large degree of economic uncertainty. I believe it is reasonable that we will see a gradual, quarter over quarter, recovery as the world achieves more normalcy.

We don’t know what we don’t yet know, but we do know that history has shown us that real estate has proven to be a resilient, and appreciating, asset class over time. Real estate prices declined following both the Savings and Loan Crisis of 1990-91 as well as the Global Financial Crisis of 2008-09. In both instances, after the economic uncertainty had subsided, real estate values recovered. In fact, in the years following each event, real estate values achieved new highs. I am encouraged by this.

Ok, our next question, which has a much shorter answer, is “When will the next NAV be determined?”

Our valuation process is nearly complete and we intend to release our next NAV after the close of business on January 29th of this month. We will remain business as usual until noon pacific time on January 22nd of this month, with any share transactions occurring at our current $7 NAV share price. This also means we can accept share repurchase requests through noon pacific time on January 22nd of this month, with eligible redemptions being paid on January 27th also at our current $7.00 NAV share price.

That brings us to our next question which is, “What are my choices if I do not qualify as an accredited investor?”

After January 22nd, we intend to only seek new capital from accredited investors. If you have invested before this date but do not qualify as an accredited investor, then you should know your existing investment in our shares will remain in place and is not impacted. You will still benefit from any positive change in our future NAVs. You will continue to receive your dividends and you can continue to reinvest your dividend distributions into more shares if you so choose. Basically, business as usual. The only restriction you will face is that you will no longer be able to buy more Class C common shares after January 22nd. However, we do intend to make available in the coming months some new and exciting real estate opportunities that will be eligible for both non-accredited and accredited investors. Stay tuned for more updates and keep us apprised of your interest level.

From there we have the question “How does the 13th dividend work?”

We will be providing more detail in the coming weeks on the 13th dividend but I can share with you that this innovation was designed to put our long-term investors first. As previously mentioned, industry best practice, as it relates to dividend distribution policy, is that a company only pay a dividend which is fully supported by Funds From Operations (also known as FFO), it’s a non-GAAP measure of cash flows from regular and ongoing business operations. Issuing a dividend in excess of FFO is dilutive to long-term shareholders. The revised dividend distribution rate that we implemented last year, equal to $0.35 per share per year, reflects this industry best practice. Our new 13th dividend gives our investors the ability to benefit from any improvements in our FFO derived over the course of the year. In a nutshell, a 13th Dividend is paid when the Company, through good investment choices and solid expense control, can exceed our internal FFO targets. This dividend, determined after the end of 2021, and each year thereafter, will be calculated utilizing the total shares outstanding and the number of days those shares were outstanding during the year. The longer the shares are held, the greater the potential dividend. For example, on the declaration date of the 13th dividend those current shareholders who held their shares for the full year will receive a 13th dividend that is based on the number of shares they own multiplied by the 365 days of the year. We will soon provide more details on this innovative, investor-first feature.

Our next question is “What is the economic impact of the 1:3 reverse stock split that was mentioned in the update email?”

In conjunction with the release of our NAV after the close of business on Friday January 29th, we will be declaring a 1:3 reverse stock split that will be effective the following Monday February 1, 2021. It is important to point out that a stock split has no inherent impact on the value of your investment. It does not increase or decrease the total dollar value. Rather, it simply changes the number shares outstanding by making an equal adjustment to the share price and the dividend paid per share. The shares outstanding are divided by 3 and the share price and annual dividend are multiplied by 3. Allow me to illustrate.

Let’s assume that Mr. John Doe recently invested $21,000. Given our current $7 share price, he would have received 3,000 shares. After the 1:3 reverse stock split, Mr. Doe’s 3,000 shares would be divided by 3 to get 1,000 shares. Equally, the $7 share price would be converted by multiplying it by 3 to get a split adjusted share price of $21. 1,000 shares at $21a share price results in the same $21,000 investment value.

The same holds true for the dividend. Currently, at the $7 share price, the dividend is $0.35 per share per year. Since Mr. Doe owns 3,000 shares, we multiply $0.35 by 3000 and we get an annual total dividend equal to $1,050. With the reverse stock split, to adjust the dividend amount we multiply the same $0.35 annual dividend by 3, which gives you $1.05 per share per year. So, after the reverse the split, Mr. Doe’s 1,000 shares will now each earn $1.05 per share per year in dividends, which is equal to the same $1,050 as it was before the reverse stock split.

You may ask, why do the reverse stock split if there is no economic impact? That’s a good question. The answer is that reverse splits are common in the financial industry and they typically accomplish a handful of non-economic benefits. A reverse split reduces the total number of shares outstanding which can be helpful from a back-office administrative perspective. In the field of behavioral economics, there is extensive academic research highlighting how stock splits can have a positive influence on future investors and any success we have in our future capital raising efforts will allow us to acquire more properties thereby adding more value and diversification to the real estate portfolio which you own. Lastly, many companies conduct a reverse stock split to signal a new change in a company’s prospects or mission. Given the compelling future we see for our company, we felt that the reverse split was merited.

That is a perfect segue into our last question, and the one I am the most modivated about, which is “What is the company’s new name?”

After January 22nd, and in anticipation of a new NAV and our reverse stock split, we will no longer be RW Holdings NNN REIT, which candidly is a mouthful to say. We also will no longer be using the Rich Uncles brand name that we acquired last year alongside our merger with Rich Uncles REIT I. Given all the changes we have already made and the possibilities we see in the future, we felt it was time to better reflect our growth potential. Going forward we will be Modiv. M-O-D-I-V. Soon many others will also know about Modiv.

Did you know that Modiv is the largest real estate crowded funded equity REIT? Modiv is the first real estate crowdfunding platform to be wholly owned by its own investors – by each of you and not venture capitalists or hedge funds. Modiv has also eliminated all the external advisory fees that plague the non-listed commercial real estate industry. Modiv has installed a corporate governance structure purposely designed to put the investor first and we have assembled a board of directors that holds the unique distinction of currently and/or previously serving in such titles as Chairman, Chief Executive Officer, President and Chief Financial Officer for over 12 large real estate companies (including 8 publicly listed REITs). Over their careers, our board has been responsible for nearly $200 billion in real estate assets.

Modiv is both a pioneer and innovator within the real estate crowd funding space. We see tremendous change coming for the industry and we believe the events of 2020 have accelerated a new phase where we could see further consolidation and scale achieved. We believe it is also possible to see several companies choosing to “IPO” and list on stock exchanges as the industry evolves. As witnessed by our merger with Rich Uncles REIT I, and our acquisitions of the REITLess and BuildingBITs crowdfunding platforms, we believe Modiv is uniquely qualified to be a strategic investor within the non-listed real estate industry.

Given the combination of our deep understanding of both the crowd funding industry and real estate markets, our seasoned team is well positioned to make strategic real estate-related investments in fin-tech and prop-tech companies that will benefit from this new phase of industry growth. Equally, we see growth opportunities in the evolution and consolidation of the non-listed REIT industry. All of these avenues of growth complement our ongoing discipline of acquiring income-producing real estate assets.

In reality, your ownership in Modiv stock is more than it appears. You own more than just income producing assets poised for price recovery. You also own a fintech platform that has raised hundreds of millions of dollars. In my strong personal opinion, you have one of the most qualified management teams within the industry. I am excited about the growth potential for Modiv as we execute on our vision to improve the real estate industry similar to how Vanguard’s vision improved the mutual fund industry. Modiv wants to lead the way in the elimination of fees, improvement of corporate governance and to always put the investor first. Modiv is much more than a real estate investment. The way I see it, owning Modiv stock is also about growth potential.

My words alone, no matter how positive or exciting, do not bring home the bacon. Results matter. For those who already trust my words, I thank you. For others, it will take you a little time. In the months and years ahead, I believe we will deliver the results that will merit your confidence in us. I have done the same for countless other investors before. In my past, I have been involved in the creation of billions of dollars of new investment vehicles and have worked on nearly $12 billion of mergers and acquisitions. We know the blueprint for success. As I stated in the beginning, I spend my waking hours pursuing a greater future for our company.

On that note, I will close out our video today and get back to work.

I welcome you all to Modiv. The company owned by all of us.

Thank you.

Exhibit 99.2

RW Holdings NNN REIT, Inc. to Become Modiv Inc.

Modiv transforms industry with innovative, investor-first focus

NEWPORT BEACH, Calif. (January 20, 2021) — RW Holdings NNN REIT, Inc. (the “Company”), a real estate investment manager and crowdfunding platform, announced that the Company will move forward as Modiv Inc. (www.modiv.com), effective February 1, 2021. The new name reflects the evolution of the Company following a series of acquisitions, its investor-first mission, past and future product innovation, and long-term growth potential as it continues to make strategic investments in the non-listed real estate industry.

Over the past two years, a series of transformative initiatives have been completed by Modiv that first began with the hiring of Aaron Halfacre as CEO and continued with the acquisition of Rich Uncles Real Estate Investment Trust I ("Rich Uncles"), the internalization of its management team and the fintech platform from its former sponsor, and the acquisitions of the REITless and BuildingBITs crowdfunding platforms. Next steps for the organization are expected to include the introduction of additional real estate investment products, capitalizing on the continued evolution of the crowdfunding and non-traded REIT sectors, forging new investment partnerships, and making strategic investments in fintech- and proptech-related ventures.

Led by Ray Wirta as Chairman and Halfacre as CEO, Modiv is the only company to have crowdfunded, directly from individual investors, a $400 million real estate investment trust (“REIT”) that holds title to all of its properties and charges no management or performance fees. Additionally, Modiv benefits from additional growth and revenue opportunities by being the first real estate crowdfunding platform to be wholly owned by its own investors – not by venture capitalists or external principals.

“Given all the changes we have already made and the possibilities we see in the future, we felt it was time to better reflect our growth potential,” said Wirta, the Chairman of Modiv and the former Chairman and CEO of CBRE, the world’s largest real estate services company. “We believe Modiv’s portfolio of investments furthers the company’s ability to deliver value across the real estate spectrum, and we will focus on our investors being at the center of everything we do.”

“Modiv is both a pioneer and innovator within the real estate crowdfunding space. We see tremendous change coming for the industry and we believe the events of the past year have accelerated a new phase where we could see further scale achieved,” stated Halfacre, Modiv’s CEO and a veteran of over $12 billion in prior REIT merger activity. “Just as Vanguard meaningfully improved the mutual fund industry, we are on a mission to reimagine real estate and create a leading alternative investment manager of commercial real estate products that champions the individual investor by reducing high fees, eliminates conflicts of interest and embraces strong corporate governance – aspects that have far too often been overlooked or ignored in the non-listed real estate industry.”

Modiv is unique in the industry by virtue of its highly experienced internal management team and board of directors. Each of the six most senior members of its management team average more than 25 years of real estate leadership experience and the seven members of its distinguished board of directors hold the distinction of currently and/or previously serving in roles such as Chairman, Chief Executive Officer, President, Chief Financial Officer and Chief Investment Officer for more than 12 public and private real estate companies (including eight publicly listed REITs) that were responsible for managing nearly $200 billion in real estate assets in total during their respective tenures.

Rich Uncles, the public-facing brand acquired by the Company alongside its merger with Rich Uncles REIT I in 2019, will no longer be used after February 1, 2021. Those interested in learning more about Modiv are encouraged to visit www.modiv.com for information updates on the progress of its innovative, investor-first mission, with additional details being provided in the coming weeks.

About Modiv
Modiv Inc., the largest crowdfunded equity real estate investment trust (REIT) in the United States, is reimagining real estate ownership. As the first real estate crowdfunding platform to be completely investor-owned, Modiv is on a mission to be the champion for the investor through its combination of low fees and investor-centric corporate governance in order to create better – and easier – ways to invest in real estate. As of December 31, 2020, Modiv’s publicly registered, non-listed portfolio consisted of 40 commercial real estate properties in 14 states including 15 retail, 14 office and 11 industrial properties, as well as a 72.7% tenant-in-common interest in an office property, with more than 2.3 million square feet of aggregate leasable space.

Forward-Looking Statements
Certain statements contained herein, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends for all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act, Section 21E of the Exchange Act and other applicable law. Such statements include, in particular, statements about expanding crowdfunding opportunities, new investment partnerships and potential new investment opportunities. Therefore, such statements are not guarantees of future results and are subject to risks, uncertainties and other factors, some of which are beyond the Company’s control, are difficult to predict and could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Accordingly, the Company makes no representation or warranty, express or implied, about the accuracy of any such forward-looking statements contained hereunder. Except as otherwise required by federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, whether as a result of new information, future events or otherwise.